SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 13, 2007

Green Plains Renewable Energy, Inc.

 (Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

105 N. 31st Avenue, Suite 103, Omaha, Nebraska	68131
(Address of principal executive offices)	(Zip code)

(402) 884-8700

 (Registrant’s telephone number, including area code)

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Loan Amendments

On November 13, 2007, we executed an Amended Master Loan Agreement and Statused Revolving Credit Supplement with Farm Credit Services of America, FLCA  (individually and collectively, the “Loan Amendments”).   These Loan Amendments modify the Master Loan Agreement, originally dated January 30, 2006, as subsequently supplemented and amended, which provided construction and working capital for our Shenandoah ethanol production facilities.

The Loan Amendments set forth a number of changes, including following:

•

Acknowledgement of Essex Elevator, Inc. as a subsidiary of Green Plains Renewable Energy Inc.

•

Modification of affirmative and negative covenants in recognition of subsidiaries.

•

Reduced the financial covenant related to the working capital requirement from $5 million to $3 million through May 31, 2008. Thereafter, the working capital requirement will be $6 million.

•

Added a statused revolving credit supplement that has a borrowing capacity, based on levels of inventory and accounts receivable, up to $6.3 million during the period commencing on the effective date and ending on January 31, 2008, and in the amount of $4.3 million during the period commencing on February 1, 2008 and ending on July 1, 2008.

The Loan Amendments were effective as of October 31, 2007.  The Loan Amendments reflect changes in circumstances as a result of the acquisition of Essex Elevators Inc. and the anticipated completion of the Superior plant in early 2008.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to Item 1.01, which disclosure is herein incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number	Description
10.1	Amendment to the Master Loan Agreement, dated October 31, 2007.
10.2	Statused Revolving Credit Supplement, dated October 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2007	GREEN PLAINS RENEWABLE ENERGY, INC. By: /s/ Wayne B. Hoovestol Wayne B. Hoovestol Chief Executive Officer (Principal Executive Officer)

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